UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2006

EVERGREEN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Oregon
(State or other jurisdiction of incorporation or organization)

333-109667-04	91-1797880
(Commission file number)	(IRS Employer Identification No.)

3850 Three Mile Lane, McMinnville, Oregon	97128-9496
(Address of principal executive offices)	(Zip Code)

503-472-9361
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-  2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry Into A Material Definitive Agreement.

On October 3, 2006, Evergreen Aviation Ground Logistics Enterprises, Inc. ("EAGLE"), a subsidiary of Evergreen Holdings, Inc., entered into an amendment to its transportation services contract dated March 1, 2003 with the United States Postal Service (the "USPS") under which EAGLE will continue to provide domestic air transportation services to the USPS through March 14, 2008. The amended agreement is expected to continue to generate approximately the same levels of revenue that EAGLE has previously received from the USPS assuming the USPS continues to request services from EAGLE at historic levels. The agreement does not require the USPS to request any minimum level of services from EAGLE. A copy of the amended agreement will be filed as an exhibit to Evergreen Holdings, Inc.'s quarterly report on Form 10-Q for the fiscal quarter ended August 31, 2006.

Item 8.01    Other Events.

(a) On October 6, 2006, Evergreen International Aviation, Inc. ("Evergreen Aviation"), a subsidiary of Evergreen Holdings, Inc., issued a press release regarding the extension until 5:00 p.m. New York City time on October 16, 2006 of its tender offer and consent solicitation related to its 12% Senior Second Secured Notes Due 2010. The press release is attached to this Current Report on Form 8-K as exhibit 99.1 and is incorporated herein by this reference.

(b) On October 6, 2006, Evergreen Holdings, Inc. issued a press release announcing its quarterly conference call for its second fiscal quarter ended August 31, 2006. The press release is attached to this Current Report on Form 8-K as exhibit 99.1 and is incorporated herein by this reference.

Item 9.01.    Exhibits.

(d)    Exhibits. The following document is filed as an exhibit to this Form 8-K:

99.1    Press Release dated October 6, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EVERGREEN HOLDINGS, INC.
(Registrant)

Date: October 6, 2006	/s/ John A. Irwin
John A. Irwin
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.   Description

99.1    Press Release dated October 6, 2006.